ARTICLES OF AMENDMENT
                                OF
                      MUTUAL SERIES FUND INC.

      Mutual Series Fund Inc., a Maryland corporation, having its principal office at 51 John F. Kennedy Parkway, Short Hills, New Jersey 07078
(the "Corporation"), certifies as follows:

     FIRST: The Charter of the Corporation is hereby amended by deleting Article V thereof and inserting in its place the following:

                             ARTICLE V

                           CAPITAL STOCK

      (1) (a) The total number of shares of the capital stock which the Corporation shall have authority to issue is 1,300,000,000 shares of stock, with a par value of $.001 per share, to be known and designated initially as follows:
200,000,000 of the authorized shares of stock shall constitute a separate series designated as "Mutual Shares Fund Stock Series"; 200,000,000 shares of the authorized shares of stock shall constitute a separate series designated as "Mutual Qualified Fund Stock Series"; 200,000,000 shares of the authorized shares of stock shall constitute a separate series designated as "Mutual Beacon Fund Stock Series"; 300,000,000 shares of the authorized shares constitute a separate series designated as the "Mutual Discovery Fund Stock Series"; and 400,000,000 of the authorized shares shall constitute a separate series designated as "Mutual European Fund Stock Series." The aggregate par value of all of the authorized shares of the capital stock of the Corporation is $1,300,000.00.

           (b) Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of capital stock of the Corporation from time to time, at prices not less than the net asset value, public offering price or par value thereof or whichever is greater, for such consideration and in such form as may be fixed from time to time pursuant to the direction of the Board of Directors.

           (c) Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more series of shares of capital stock and sub-series (classes) thereof, and to classify or reclassify any unissued shares with respect to any series or sub-series thereof (including the unissued shares of the series designated pursuant to subsection (1) (a) above), and such series and sub-series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine, which shall not be inconsistent with the provisions contained in paragraphs (a) through (1) contained in Section (2) below, (it being understood that such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics may be inconsistent with paragraphs- (a) through (c) contained in Section (3) below).

           (d) At any time when there are no shares outstanding or subscribed for a particular series or sub-series previously established and designated herein or by the Board of Directors, the series or sub-series may be eliminated by the Board of Directors.

           (e) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as they may be from time to time amended.

      (2) Each series and sub-series of stock of the Corporation shall have the following powers, preferences and participating, voting or other special rights and the qualifications, restrictions and limitations and characteristics thereof shall be as follows:

           (a) As more fully set forth below, the assets and liabilities and the income and expenses of each series (or sub-series) of the Corporation's stock may be determined separately and, accordingly, the net asset value, the distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders, of shares of the Corporation's stock may vary from series to series and sub-series to sub-series.

           (b) The net asset value of each share of each series and sub-series of the Corporation's stock issued and sold or redeemed or purchased at net asset value shall be the current net asset value per share of the shares of that series or sub-series as determined in accordance with procedures adopted from time to time by the Board of Directors which comply with the 1940 Act with such current net asset value to be based on the assets belonging to each such series less the liabilities charged to each series (and, in the case of a sub-series, " any additional liabilities to be charged to the sub-series) all in the manner contemplated herein.

            (c) All consideration received by the Corporation for the issue or sale of shares of a series of the Corporation's stock, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be (collectively referred to as "assets belonging to" that series), shall irrevocably belong to that series for all purposes, subject only to the rights of creditors of the Corporation, and shall be so recorded upon the books of account of the Corporation. For purposes of the preceding sentence, the assets of any corporation or business trust or other entity merged with and into the Corporation pursuant to a merger in which the Corporation is the surviving corporation shall be deemed to be assets belonging to that series of the Corporation's stock the shares of which are issued by the Corporation pursuant to the merger. Except in cases where shares of a sub-series' are to be charged with certain liabilities in the manner contemplated by the Articles Supplementary establishing such sub-series, each share of a series shall have equal rights with each other share of that series with respect to the assets of the Corporation pertaining to that series.

           (d) For purposes of determining the net asset value per share of stock of a series or sub-series of stock, the assets belonging to a series of the Corporation's stock shall be charged with the liabilities of the Corporation with respect to that series (and, in the case of a sub-series, liabilities of or attributable to the sub-series including any sales charges or Rule 12b-l fees) and with that series' share of the liabilities of the Corporation not attributable to any particular series or sub-series, in the latter case in the proportion that the net asset value of that series (determined without regard to such unattributable liabilities) bears to the net asset value of all series of the Corporation's stock (determined without regard to such unattributable liabilities) as determined in accordance with procedures adopted by the Board of Directors. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, and assets to a particular series. Liability ties to be charged to a particular sub-series, shall be determined in the manner contemplated by the Articles Supplementary establishing .1 the particular sub-series. The liabilities of any} corporation or business trust or other entity merged with and into the Corporation pursuant to a merger IN which the Corporation is the surviving corporation shall be charged to that series of the Corporation's stock the shares of which are issued by the Corporation pursuant to the merger.

           (e) Shares of each series or sub-series of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series or sub-series, provided that dividends or distributions shall be paid on shares of a series of stock only out of lawfully available assets belonging to that series. The assets of and the dividends payable to the holders of any sub-series (subject to any applicable rules, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) may be charged with any pro rata portion of distribution expenses paid pursuant to a Plan of Distribution or multi-class plan adopted by or applicable to such sub-series in accordance with Rule 12b-1 and/or Rule 18F-3, respectively, or their successors under the 1940 Act, which dividend shall be determined as directed by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board.

           (f) The Board of Directors shall have the power in its discretion to distribute to the shareholders of the Corporation or to the shareholders of any series or sub-series thereof in any fiscal year as dividends, including dividends designated in whole or in part as capital gain distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation or any series thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended, or any successor or compatible statute thereof, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the Corporation or any series thereof for Federal income tax in respect of that year and to make other appropriate adjustments in connection therewith.

           (g) The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation or any series or sub-series of the Corporation's stock as may be permitted or required under the IRC as presently in effect or as amended, without the vote- of shareholders of the Corporation or any series or sub-series thereof.

           (h) In the event of the liquidation or dissolution of the Corporation, the stockholders of a series or sub-series of the Corporation's stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that series. The assets so distributable to the stockholders of a series shall be. distributed among such stockholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation; provided that liabilities attributable to a particular sub-series shall be taken into account prior to distributing assets to the holders of such sub-series. In the event that there are any assets available for distribution that are not attributable to any particular series of stock, such assets shall be allocated to all series in proportion to the net assets of the respective series and then distributed to the holders of stock of each series in proportion to the number of shares of that series held by the respective holders.

          (i) The holder of each share of stock of the Corporation shall be entitled to one vote for each full share and a fractional vote for each fractional share of stock then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of shareholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series or sub-series except (1) when otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by individual series or sub-series; and (3) when the matter does not affect any interest of the particular series or sub-series, then only shareholders of the affected series or sub-series shall be entitled to vote thereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of directors or on any other matter.

           (j) The Board of Directors may provide for a holder. of any series of stock of the Corporation, who surrenders his certificate in good form for transfer to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the shareholder, to convert the shares in question on such basis as the Board may provide into shares of stock of any other series of the Corporation.

           (k) The Corporation may issue shares of stock in fractional denominations- to the same extent as its whole shares and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

           (1) The Corporation shall be entitled to purchase shares of its stock, to the extent that the Corporation may lawfully effect such purchase under the laws of the State of Maryland, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, at a price not exceeding the net asset value per share.

           (m) In the absence of any specification as to the purpose for which shares of stock of the Corporation are redeemed or purchased by it, all shares so redeemed or purchased shall be deemed to be retired in the sense contemplated by the laws of the State of Maryland and the number of authorized shares of stock of the Corporation shall not be reduced by the number of any shares redeemed or purchased by it. Until their classification is changed in accordance with this Article V, all shares so redeemed or purchased shall continue to belong to the same series or sub-series to which they belonged at the time of their redemption or purchase.

      (3) All of the shares of the Mutual Shares Fund Stock Series, Mutual Qualified Fund Stock Series, Mutual Beacon Fund Stock Series, Mutual Discovery Fund Stock Series and Mutual European Fund Stock Series shall be subject to the following additional provisions, it being understood that shares which are later designated as a sub-series of any of the foregoing series or any new series or sub-series hereafter designated need not be subject to the following provisions:

           (a) Each holder of stock of the Corporation, upon request to the Corporation (accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer, if any certificate or certificates have been issued to represent such shares), shall be entitled to require the Corporation to redeem, to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland and the federal securities laws, all or any part of the shares of stock standing in the name of such holder on the books of the Corporation at a price per share equal to the net asset value per share.

           (b) Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven business days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made IN cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

           (c) The right of any holder of stock of the Corporation redeemed by the Corporation as provided IN subsection (a) above to receive dividends thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the purchase or redemption price of such shares IS determined, except the right of such holder to receive (i) the redemption price of such shares from the Corporation or its designated agent and (II) any dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

      SECOND: The total number of shares of stock of all classes which the Corporation had authority to issue immediately before the amendment set forth in Article FIRST hereof was 1,300,000,000 shares of capital stock with a par value of $.001 per share and an aggregate par value of $1,300,000. Such shares of capital stock were designated as follows: 200,000,000 of the authorized shares of stock were designated as Mutual Shares Fund Stock; 200,000,000 shares of the authorized shares of stock were designated as Mutual Qualified Stock; 200,000,000 shares of the authorized shares of stock were designated as Mutual Beacon Fund Stock; 300,000,000 shares of the authorized shares were designated as Mutual Discovery Fund Stock and 400,000,000 of the authorized shares were designated as Mutual European Fund Stock.

      THIRD: The total number of shares of stock of all classes the Corporation has authority to issue, as amended, is 1,300,000,000 shares of stock, with a par value of $.001 per share and an aggregate par value of $1,300,000. Until such time as the Board of Directors shall provide otherwise pursuant to the authority granted IN Section (1) of the amended Article V of the Corporation's Charter as set forth IN Article FIRST hereof, 200,000,000 of the authorized shares of stock shall constitute a separate series designated as Mutual Shares Fund Stock Series; 200,000,000 shares of the authorized shares of stock shall constitute a separate series designated as Mutual Qualified Stock Series; 200,000,000 shares of the authorized shares; of stock shall constitute a separate series designated as Mutual Beacon Fund Stock Series; 300,000,000 shares of the authorized shares shall constitute_ a separate series designated Mutual Discovery Fund Stock Series and 400,000,000 of the authorized shares were designated as Mutual European Fund Stock Series.

      FOURTH: A description, as amended, of each series or class of the Corporation's stock with the preferences, conversion and other rights, voting powers, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics is set forth in Article FIRST hereof.

      FIFTH: (a) All of the Corporation's currently issued and outstanding shares of Mutual Shares Fund Stock are hereby reclassified as shares of "Mutual Shares Fund Stock" and shall be deemed to be a sub-series of the shares of the Corporation's series designated as Mutual Shares Fund Stock Series, established and designated pursuant to the amendment made to Article V of the Corporation's Charter as set forth in Article FIRST hereof. All of the Corporation' s currently issued and outstanding shares of Mutual Qualified Fund Stock are hereby reclassified as shares of "Mutual Qualified Fund Stock" and shall be deemed to be a sub-series of the shares of the Corporation's series designated as Mutual Qualified Fund Stock Series, established and designated pursuant to the amendment made to Article V of the Corporation' s Charter as set forth IN Article FIRST hereof. All of the Corporation's currently issued and outstanding shares of Mutual Beacon Fund Stock are hereby reclassified as shares of "Mutual Beacon Fund Stock" and shall be deemed to be a sub-series of the shares of the Corporation' s series designated as Mutual Beacon Fund Stock Series, established and designated pursuant to the amendment made to Article V of the Corporation's Charter as set forth IN Article FIRST hereof. All of the Corporation's currently issued and outstanding shares of Mutual Discovery Fund Stock are hereby reclassified as shares of "Mutual Discovery Fund Stock" and shall be deemed to be a sub-series of the shares of the Corporation's series designated as Mutual Discovery Fund Stock Series, established and designated pursuant to the amendment made to Article V of the Corporation's Charter as set forth in Article FIRST hereof. All of the Corporation's currently issued and outstanding shares of Mutual European Fund Stock are hereby reclassified as shares of "Mutual European Fund Stock" and shall be deemed to be a sub-series of the shares of the Corporation's series designated as Mutual European Fund Stock Series, established and designated pursuant to the amendment made to Article V of the Corporation's Charter as set forth in Article FIRST hereof.

           (b) All of the shares of each of the sub-series of the Corporation's capital stock established pursuant to sub-paragraph
(a) of this Article FIFTH shall, subject to the terms and conditions of the Corporation's Charter as amended pursuant to the amendment made to ARTICLE V of the Corporation's Charter as set forth in Article FIRST hereof, represent proportionate interests in the portfolio of investments attributable to their respective Series. All of the shares of "each of the sub-series established pursuant to sub-paragraph (a) of this Article FIFTH shall have the rights and be subject to the provisions set forth in numbered paragraph (3) of ARTICLE V of the Corporation's Charter as amended in the manner set forth in Article FIRST hereof.

      SIXTH: This amendment was approved by a majority of the Corporation's Board of Directors and by a majority vote of the holders of the Corporation's capital stock outstanding at an annual meeting of the Corporation's stockholders duly convened on Oct. 25, 1996, all in accordance with the Maryland General Corporation Law and the Charter and By-Laws of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this
31ST day of OCTOBER, 1996 by its President, who acknowledges that these Articles of Amendment are the act of Mutual Series Fund Inc. and that to the best of his knowledge, information and belief and under penalties for perjury, all matters and facts contained herein are true in all material respects.



ATTEST:                             MUTUAL SERIES FUND INC

/s/ ELIZABETH N. COHERNOUR          By: /s/ MICHAEL F. PRICE  (SEAL)
--------------------------              ---------------------
Elizabeth N. Cohernour                  Michael F. Price
General Counsel & Secretary             President
..